                                                                   EXHIBIT 99(e)

                                LYNCH CORPORATION

                                                             _________ ___, 2005

TO OUR CLIENTS:

            Enclosed for your  consideration  are a prospectus  dated  _________
___, 2005 (the  "Prospectus"),  and the  "Instructions as to Use of Subscription
Certificates"  relating  to  the  offering  (the  "Rights  Offering")  by  Lynch
Corporation  (the "Company") of its Common Shares (as defined below) pursuant to transferable  subscription rights (the "Subscription Rights") distributed to all holders  ("Holders") of record of Common Shares,  $0.01 par value per share (the
"Common  Shares"),  at the close of business on _________ ___, 2005 (the "Record
Date"). The Subscription Rights are described in the Prospectus.

            In the Rights  Offering,  the Company is offering  an  aggregate  of
539,176 Common Shares, as described in the Prospectus.

            The Subscription Rights will expire, if not exercised, at 5:00 P.M.,
New York City time, on _________  ___, 2005,  unless  extended for up to 15 days
(the "Expiration Date").

            As described in the  Prospectus,  you will receive one  Subscription
Right for each Common Share carried by us in your account as of the Record Date.
Every three such  Subscription  Rights will  entitle  you to  subscribe  for one
Common Share (the "Basic Subscription Privilege") at the cash price of $________
per share (the "Subscription Price").

            In  addition,   each   Subscription   Right  will  also  include  an
oversubscription  privilege to purchase  additional  Common  Shares that are not purchased by other Holders  through  their Basic  Subscription  Privileges  (the
"Oversubscription   Privilege").   You  will  be  entitled   to   exercise   the
Oversubscription  Privilege  only  if  you  exercised  your  Basic  Subscription
Privilege in full. If the number of Common Shares  remaining  after the exercise of all Basic  Subscription  Privileges is not sufficient to satisfy all requests for Common Shares pursuant to Oversubscription Privileges, you will be allocated additional  Common  Shares  prorata,  based on the  number of Common  Shares you purchased through your Basic  Subscription  Privilege in proportion to the total number of Common  Shares that you and other  oversubscribing  Holders  purchased through the Basic Subscription Privilege.

            The Subscription  Rights are evidenced by transferable  Subscription
Certificates  and will cease to have any value at the close of  business  on the
Expiration Date.

            The materials  enclosed are being forwarded to you as the beneficial owner of Common Shares  carried by us in your account but not registered in your name.  Exercises  of  Subscription  Rights  may be made only by us as the record owner and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe  for any Common Shares to which you are entitled  pursuant to the terms and subject to the  conditions  set forth in the enclosed  Prospectus.  However, we urge you to read the Prospectus and other enclosed materials carefully before instructing us to exercise your Subscription
Rights.

            Your  instructions to us should be forwarded as promptly as possible in  order to  permit  us to  exercise  Subscription  Rights  on your  behalf  in accordance with the provisions of the Rights  Offering.  Once you have exercised your Basic  Subscription  Privilege and your  Oversubscription  Privilege,  such exercise may not be revoked.

            If you wish to have us, on your behalf,  exercise  the  Subscription
Rights for any Common Shares to which you are entitled, please so instruct us by completing,  executing and returning to us the "Beneficial  Owner Election Form"
included herewith.

            Any  questions  or requests  for  assistance  concerning  the Rights
Offering should be directed to the Information Agent at:

                          Mellon Investor Services LLC
                     85 Challenger Road - Mail Drop - Reorg
                            Ridgefield Park, NJ 07660
                       Toll Free Telephone: (866) 340-1578
                Direct Line for Banks and Brokers: (201) 373-5156

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